AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1999
                                                 REGISTRATION NO. 333-71689
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                      GULFSTREAM AEROSPACE CORPORATION
           (Exact name of registrant as specified in its charter)

                DELAWARE                                   13-3554834
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification Number)

                               P.O. BOX 2206
                            500 GULFSTREAM ROAD
                        SAVANNAH, GEORGIA 31402-2206
                          (Address of registrant's
                        principal executive offices)

                   CERTAIN SHARES TO BE ISSUED UNDER THE
                      GULFSTREAM AEROSPACE CORPORATION
                AMENDED AND RESTATED 1990 STOCK OPTION PLAN

              CERTAIN SHARES TO BE ISSUED TO JAMES T. JOHNSON
                    PURSUANT TO STOCK OPTION AGREEMENTS
                 DATED AUGUST 4, 1997 AND NOVEMBER 24, 1997
                          (Full title of the plan)

                            IRA P. BERMAN, ESQ.
                 SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            500 GULFSTREAM ROAD
                               P.O. BOX 2206
                          SAVANNAH, GEORGIA 31402
                               (912) 965-3000
         (Name, address, and telephone number of agent for service)

                              EXPLANATORY NOTE

     Gulfstream  Aerospace  Corporation  (the  "Company")  registered  on a
Registration Statement on Form S-8 (File No. 333-71689) (the "Form S-8") 1,953,145 shares of its common stock, par value $.01 per share (the "Common Stock"), which were issuable upon the exercise of stock options granted on and following December 9, 1998 under its Amended and Restated 1990 Stock Option Plan (the "Plan"). As of the date hereof, none of these 1,953,145 shares of Common Stock have been issued under the Form S-8. This Post Effective Amendment No. 1 to the Form S-8 is being filed to transfer these 1,953,145 shares of Common Stock which were registered on the Form S-8 (and the associated fee) to a Registration Statement on Form S-8 which the Company is filing on the date hereof to register additional shares of Common Stock issuable under the Plan.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Savannah, Georgia, on July 14, 1999.


                                    GULFSTREAM AEROSPACE CORPORATION


                                    By: /s/ Chris A. Davis
                                       ------------------------------------
                                       Chris A. Davis
                                       Executive Vice President and Chief
                                       Financial and Administrative Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         SIGNATURE                      TITLE                     DATE
         ---------                      -----                     ----

             *                 Chairman of the Board,         July 14, 1999
-------------------------      Chief Executive Officer and
Theodore J. Forstmann          Director

             *                 President, Chief Operating     July 14, 1999
-------------------------      Officer and Director
W.W. Boisture, Jr.

             *                 Executive Vice President,      July 14, 1999
-------------------------      Chief Financial and
Chris A. Davis                 Administrative Officer,
                               Secretary and Director
                               (Principal Financial Officer
                               and Principal Accounting
                               Officer)

             *                 Vice Chairman of the Board     July 14, 1999
-------------------------      and Director
Bryan T. Moss

             *                 Director                       July 14, 1999
-------------------------
Robert Anderson

             *                 Director                       July 14, 1999
-------------------------
Charlotte L. Beers

                               Director                       July __, 1999
-------------------------
Thomas D. Bell, Jr.

             *                 Director                       July 14, 1999
-------------------------
Lynn Forester

             *                 Director                       July 14, 1999
-------------------------
Nicholas C. Forstmann

             *                 Director                       July 14, 1999
-------------------------
Sandra J. Horbach

             *                 Director                       July 14, 1999
-------------------------
James T. Johnson

             *                 Director                       July 14, 1999
-------------------------
Henry A. Kissinger

             *                 Director                       July 14, 1999
-------------------------
Drew Lewis

             *                 Director                       July 14, 1999
-------------------------
Mark H. McCormack

                               Director                       July __, 1999
-------------------------
Michael S. Ovitz

                               Director                       July __, 1999
-------------------------
Allen E. Paulson

             *                 Director                       July 14, 1999
-------------------------
Roger S. Penske

             *                 Director                       July 14, 1999
-------------------------
Colin L. Powell

             *                 Director                       July 14, 1999
-------------------------
Gerard Roche

             *                 Director                       July 14, 1999
-------------------------
Donald H. Rumsfeld

             *                 Director                       July 14, 1999
-------------------------
George P. Shultz

             *                 Director                       July 14, 1999
-------------------------
Robert S. Strauss


* By:  /s/ Chris A. Davis
       -----------------------
       Chris A. Davis
       Attorney-In-Fact